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                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made this 28th day of October, 1996, by and between ACUTE THERAPEUTICS, INC., a Delaware corporation (the "Company"), and The Scripps Research Institute ("Purchaser").

     WHEREAS, Purchaser desires to purchase shares of Common Stock of the Company, par value $0.001 per share;

     WHEREAS, Discovery Laboratories, Inc. is a party to a Letter of Intent, dated October 18, 1996 (the "Letter of Intent"), in which Discovery has proposed to purchase shares of Series A Preferred Stock for a purchase price of $7,500,000;

     WHEREAS, Purchaser is granting consent to Johnson & Johnson ("J&J") to enter into a licensing agreement (the "License Agreement") with the Company pursuant to which J&J will provide Company with an exclusive worldwide license to the KL4-Technology (the "License"); and

     WHEREAS, Purchaser desires to transfer 5,000 shares of Common Stock of the Company to Dr. Charles Cochrane and 5,000 shares of Common Stock of the Company to Ms. Susan Revak;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Purchase of Shares. Subject to the terms hereof, in consideration for Purchaser's consent to the License Agreement, the Company, subject to Section 3 and Section 4 hereof, agrees to sell and issue to purchaser 40,000 shares of common stock of the Company (the "Shares").

     2. Issuance of Shares. Upon grant of the License by J&J to Company, the Company shall issue a duly executed certificate evidencing the Shares in the name of Purchaser.

     3. Registration Rights Agreement. Purchaser shall be granted certain registration rights pursuant to the Registration Rights Agreement attached hereto as Exhibit A.

     4. "Market Stand-Off" Agreement. Purchaser hereby agrees that, during the period specified by the Company and the underwriter or underwriters of common stock

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(or other securities) of the Company, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (the "Act"), Purchaser shall not, to the extent requested by the Company and such underwriter but in any case for a period not to exceed 180 days, directly or indirectly, sell, offer or contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company at any time during such period except common stock included in such registration, provided, however, that (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering and (b) all other shareholders of the Company holding securities of the Company enter into similar agreements.

      In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to common stock held by Purchaser until the end of such period.

     5.  Representations and Warranties of Purchaser.

         a. Investment Intent. This Agreement is made with Purchaser in reliance upon its representation to the Company, which by acceptance hereof Purchaser confirms, that the Shares have been acquired with Purchaser's own funds for investment for its account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, except for the transfer of shares pursuant to those certain Stock Transfer Agreements, between Purchaser and each of Dr. Charles Cochrane and Ms. Susan Revak, each dated on the date hereof attached hereto as Exhibit B. By executing this Agreement, Purchaser further represents, except as described above in this Section 5(a), that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer, or grant participation, to such person or entity or to any third person or entity, with respect to any of the Shares.

         b. Restricted Securities. Purchaser understands that the Shares have not been registered under the Act, on the ground that the sale provided for in this Agreement is exempt from the registration requirements of the Act, and that the Company's reliance on such exemption is predicated on Purchaser's representations set forth herein.

     Purchaser understands that if the Company does not register with the Securities and Exchange Commission pursuant to sections 12 or 15 of the Securities Exchange Act of 1934 or if a registration statement covering the Shares (or a filing pursuant to the exemption from registration under Regulation A of the Act) under the Act is not in effect when he or she desires to sell the Shares, Purchaser may be required to hold the Shares for an indeterminate period. Purchaser also acknowledges that it understands that any sale of the Securities that might be made by Purchaser in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that rule and that Purchaser may not be able to sell the Shares at the time or in the amount Purchaser so desires. Purchaser is familiar with Rule 144 and understands that the Shares constitute "restricted securities" within the meaning of that Rule.

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     c. Investment Experience. In connection with the investment representations made herein Purchaser represents that it is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to such information as Purchaser has requested and deems appropriate to its investment decision.

     d. Limitations on Disposition. Purchaser agrees that in no event will it make a disposition of any of the Shares, unless and until (a) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) Purchaser shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that (i) such disposition will not require registration of such Shares under the Act, or (ii) that appropriate action necessary for compliance with the Act has been taken, or
(c) the Company shall have waived, expressly and in writing, its rights under clauses (a) and (b) of this subparagraph. In addition, prior to any disposition of any of the Shares, the Company may require the transferee or assignee to provide in writing investment representations and its agreement to the market stand-off provisions hereof in a form acceptable to the Company. The restrictions on disposition imposed by this Section 5(d) shall cease and terminate as to the Shares when: (i) such securities shall have been effectively registered under the Act and sold by the holder thereof in accordance with such registration, or (ii) an opinion of the kind described in the second preceding sentence states that all future transfers of such securities by the holder thereof would be exempt from registration under the 1933 Act.

     The Company shall not be required (i) to transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Shares after the issuance, and prior to the repurchase, thereof.

     e. Legends. All certificates representing any Shares of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legends (except that such certificates shall not be required to bear such legend after a transfer thereof if the transfer was made in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is issued and provides that such legend is not required in order to establish compliance with any provisions of the 1933 Act):

          (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK PURCHASE AGREEMENT WHICH INCLUDES A REGISTRATION RIGHTS AGREEMENT MARKET STAND-OFF AGREEMENT ON THE SALE OF THE

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SECURITIES. COPIES OF THE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE
SECRETARY OF THE CORPORATION.

          (ii) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

          (iii) Any legend required to be placed thereon by applicable state laws.

     6. Miscellaneous.

          a. Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          b. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his or her address hereinafter shown below his or her signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

          c. Governing Law, Assignment and Enforcement. This Agreement is governed by the internal law of New York and shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his or her heirs, executors, administrators, guardians, successors and assigns.

          d. Amendments and Waivers. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto and the Company's assignees pursuant to subsection 4(c) and Section 5 hereof, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           ACUTE THERAPEUTICS, INC.


                                           By: /s/ Robert J. Capetola
                                               ___________________________
                                               Robert J. Capetola, Ph.D.
                                               President


                                           Purchaser:

                                           /s/ Arnold LaGuardia
                                           _______________________________
                                           (Signature) Arnold LaGuardia



                                           THE SCRIPPS RESEARCH INSTITUTE

                               Address:    _______________________________

                                           _______________________________

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